SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                -----------------

                                    Form 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): March 28, 2002


                                  XTRANA, INC.
               (Exact Name of Registrant as Specified in Charter)


      Delaware                      0-17714                    58-1729436
(State or Other Jurisdiction      (Commission               (IRS Employer
   of Incorporation)               File Number)              Identification No.)


                          590 Burbank Street, Suite 205
                           Broomfield, Colorado 80020
                    (Address of Principal Executive Offices)

                                 (303) 466-4424
                         (Registrant's Telephone Number)

ITEM 5.  OTHER EVENTS

         Reference is made to the press release of Xtrana, Inc. (the "Registrant"), issued on March 28, 2002, announcing 2001 year-end and fourth quarter results. A copy of the press release, which contains information meeting the requirements of this Item 5, is attached to this Form 8-K as Exhibit 99 and is incorporated herein by this reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial Statements.  None.

(b)      Pro Forma Financial Information.  None.

(c)      Exhibits.

         Exhibit 99 Press Release of the Registrant dated March 28, 2002, announcing 2001 year-end and fourth quarter results.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


April 4, 2002                              XTRANA, INC.



                                           By:  /S/ TIMOTHY DAHLTORP
                                               -------------------------------
                                                Timothy Dahltorp
                                                Chief Executive Officer
                                                Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit                                                              Page Number

    99     Press Release of the Registrant dated March 28, 2002,            4
           announcing 2001 year-end and fourth quarter results.

                                   EXHIBIT 99

PRESS RELEASE

                              XTRANA, INC. REPORTS
                    2001 YEAR-END AND FOURTH QUARTER RESULTS

Broomfield, Colorado (March 28, 2002) - Xtrana, Inc. (OTCBB:XTRN) today reported results for the year and fourth quarter ended December 31, 2001. The results of operations for the current and prior periods have been restated to reflect the sale of the Hemostasis operations of the Company on December 21, 2001. The
results  of  the  sold  operations   have  been   reclassified  as  discontinued
operations.
         2001 sales from continuing operations increased 313% percent to $479,000 from $116,000 in 2000. The Company also reported a net loss of $2,856,000, or $0.17 per share, in 2001 versus a net loss of $1,109,000, or
$0.09 per share, for the previous year. In 2001, the loss from continuing operations before taxes was $4,091,000 compared with a net loss of $1,723,000 in 2000.
         Fourth quarter sales from continuing operations increased 185% percent to $202,000 in 2001 from $71,000 in 2000. A net loss from continuing operations of $1,103,000, or $0.06 per share, was reported in fourth quarter 2001 versus a net loss of $917,000, or $0.05 per share, for the same period a year ago.
         "During 2001, the Company completed a significant transformation that was begun with the merger in August of 2000 with Xtrana. With the sale of our Hemostasis operations late last year, Xtrana is now completely focused on the commercialization of our nucleic acid products and technologies. The net consideration of cash and notes, which we received in that sale, was just over $6 million. This inflow of capital was critical as it gives us the financial support necessary to help us complete the commercialization of our nucleic acid products and technologies," commented Timothy J. Dahltorp, Xtrana's chief executive officer.
         "We are very pleased to report a $131,000, or 185%, increase in sales from our continuing operations for the last quarter of 2001 versus the same period in 2000," Mr. Dahltorp continued, "which was the result of an increase in research grant revenue and sales of our Xtra Amp(TM) DNA extraction kits. This increase in revenue helped to reduce our cash burn rate during the fourth quarter. The cash loss (earnings before interest, taxes, depreciation, amortization and other non-cash charges) from our continuing operations was $2,870,000 for the year and $677,000 for the fourth quarter. This revenue growth is a trend that we hope to see continue in subsequent quarters as we achieve further market penetration with our Xtra Amp(TM) products. The Xtra Amp(TM) kits, although early in their market introduction, are being accepted by researchers due to their simplicity and speed, and we are beginning to see re-orders of the kits from both distributors and end users. The next year is a critical one for Xtrana, as we strive to develop Xtra Amp(TM) into a reliable and growing source of revenue, while at the same time advancing the development of our diagnostic applications."

         Xtrana's mission is to simplify the analysis of DNA/RNA, so that nucleic acid-based detection systems can be utilized in point-of-care, point-of-service applications. The proprietary assays developed by Xtrana are designed to be easy to use outside of a traditional molecular biology laboratory at a cost per test that is competitive with existing rapid test technologies. These diagnostic tests are intended for use in drug discovery, detection of environmental and food contaminants, forensics and identity testing, human and animal diseases, genetic predisposition to disease, and other applications. To learn more about Xtrana, visit the Company's website at www.xtrana.com.


This Press Release contains forward-looking statements (identified by the words "estimate," "anticipate," "expect," "believe," and similar expressions), which are based upon management's current expectations and speak only as of the date made. These forward-looking statements are subject to risks, uncertainties and factors that could cause actual results to differ materially from the results anticipated in the forward-looking statements and include, but are not limited to, competitors' pricing strategies and technological innovations, changes in health care and government regulations, litigation claims, foreign currency fluctuation, product acceptance, as well as other factors discussed in the Company's last Report on Form 10-KSB.



                            (Financial Tables Follow)

                                  XTRANA, INC.
                            2001 FINANCIAL HIGHLIGHTS
                        (in thousands except share data)


                                 OPERATIONS DATA
                                   (UNAUDITED)


                                    THREE MONTHS ENDED           YEAR ENDED
                                   --------------------    --------------------
DECEMBER 31                            2001        2000        2001        2000
-----------                        --------    --------    --------    --------

Sales ..........................   $    202    $     71    $    479    $    116

Income (loss) from continuing
   operations before taxes .....     (1,103)       (917)     (4,091)     (1,723)

Net income (loss) ..............       (114)     (1,538)     (2,856)     (1,109)

Basic and diluted earnings
per share, net of taxes:

   Continuing operations .......   $  (0.06)   $  (0.05)   $  (0.24)   $  (0.14)

   Net income (loss) ...........   $  (0.01)   $  (0.09)   $  (0.17)   $  (0.09)

Diluted shares outstanding .....     17,315      17,162      17,219      11,842



                               BALANCE SHEET DATA
                                   (UNAUDITED)


DECEMBER 31,                                               2001             2000
------------                                            -------          -------

Working capital ..............................          $ 3,940          $ 7,727

Total assets .................................           15,913           17,871

Long-term debt ...............................             --               --

Total shareholders' equity ...................           15,068           17,260



                                      # # #

Contact:
     Xtrana, Inc.
     Timothy Dahltorp, 303/466-3326